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                                                                   EXHIBIT 10.69

                               AMENDMENT AGREEMENT

            This Amendment Agreement (this "AGREEMENT") is being entered into on July 10, 2001 by and among AppliedTheory Corporation, a Delaware corporation (the "COMPANY"), and Halifax Fund, L.P., a Cayman Island limited partnership, Palladin Partners I, L.P., a Delaware limited partnership, Palladin Overseas Fund Ltd., a Cayman Islands exempted company, DeAm Convertible Arbitrage Fund, Ltd., a Cayman Islands exempted company, Lancer Securities (Cayman) Ltd., a Cayman Islands exempted company, Elliott Associates, L.P., a Delaware limited partnership and Elliott International, L.P., a Cayman Island limited partnership (collectively, the "INVESTORS"). Terms used herein but not defined shall have the meaning set forth in that certain related Amended and Restated Purchase Agreement dated as of June 5, 2000 (the "PURCHASE AGREEMENT") by and among the Company and the Investors, except where the context expressly indicates to the contrary.

                                R E C I T A L S:

            WHEREAS, on January 9, 2001, the Company and the Investors, among others, entered into that certain Letter Agreement re Distribution of New Documents (the "LETTER AGREEMENT"), pursuant to which certain transaction documents were amended and restated (including the Purchase Agreement) and new securities were issued (to replace ones previously issued);

            WHEREAS, the Company and the Investors desire to enter into this Agreement to further modify the provisions of the "NEW TRANSACTION DOCUMENTS" (as defined in the Letter Agreement);

            NOW THEREFORE, for $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   T E R M S:

      1. SECURITY AGREEMENT. The Company and its subsidiaries shall provide the Investors with a continuing security interest in certain collateral to secure prompt repayment of any and all indebtedness of the Company to each Investor and to secure prompt performance by the Company of each of its covenants and duties under this Agreement and the New Transaction Documents (modified as contemplated hereby), all as set forth more fully in that certain Security Agreement (the "SECURITY AGREEMENT") to be entered into between the Company and the Investors, substantially in the form attached hereto as Exhibit 1, contemporaneously herewith.

      2. CONVERSION TERMS.

            (a) The following changes shall be effected to the terms and provisions of the Debentures governing conversion:

                  (i) The term "CONVERSION PRICE" shall be defined to mean the right to convert the Debentures at the following prices: (i) $0.90, with respect to (A) $6,500,000


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aggregate principal amount of Debentures and (B) interest accrued thereon from and after June 5, 2000 (the "ISSUANCE DATE") plus any default payments not previously added to principal; (ii) $1.22, with respect to (A) $6,500,000 aggregate principal amount of Debentures and (B) interest accrued thereon from and after the Issuance Date plus any default payments not previously added to principal; (iii) $1.80, with respect to (A) $6,500,000 aggregate principal amount of Debentures and (B) interest accrued thereon from and after the Issuance Date plus any default payments not previously added to principal; (iv) $2.70, with respect to (A) $6,500,000 aggregate principal amount of Debentures and (B) interest accrued thereon from and after the Issuance Date plus any default payments not previously added to principal; (v) $3.60, with respect to
(A) the aggregate principal amount of Debentures in excess of $26,000,000 outstanding on the date hereof and (B) interest accrued thereon from and after the Issuance Date plus any default payments not previously added to principal. Each of such prices shall be subject to adjustment in accordance with Section 5(b)(ii) and Section 8 (excluding Section 8(b)(i)) of the Debentures. The Conversion Prices shall be allocated among the Debentures owned by Investors in proportion to the Outstanding Principal Amount of Debentures held by each such Investor on the date hereof.

                  (ii) Sections 4(a), 4(b)(ii), 4(c), 5(b)(i)(B), 5(b)(i)(C),
5(c), 5(d), 6, 7 8(b)(i) and 18(l) of the Debentures are hereby deleted.

                  (iii) Section 5(b)(i)(A) is hereby amended to read as follows:

                        "(A) Subject to adjustments pursuant to Section 5(b)(ii) and Section 8 hereof, the Holder shall have the right to convert this Debenture, at any time and from time to time, at the Conversion Price (as defined in this Debenture). The date on which the Conversion Notice is given shall be the Holder Conversion Date. Unless otherwise specified by the Holder, Debentures submitted for conversion shall be converted at the lowest Conversion Price available to the Holder with respect to such Debentures."

                  (iv) Section 5(b)(ii) of the Debentures is hereby amended to read as follows:

                        "(ii) In addition to the foregoing and in addition to any other rights or remedies which may be available to the Holder in this Debenture or under the Purchase Agreement, the Registration Rights Agreement, Amendment Agreement or the Security Agreement, if at any time the Company fails for any reason to redeem the Debenture (or portion thereof, as applicable) in cash and/or non-cash consideration pursuant to and in accordance with Section 6 of the Amendment Agreement or make any cash payment (other than interest payments with respect to which the Holder has the right to require the Company, or the Company has the right to elect and has elected, to pay PIK Interest in lieu thereof) in accordance with the terms of this Debenture, the Purchase Agreement, Registration Rights Agreement, the Amendment Agreement or the Security Agreement, and such failure remains uncured for at least five (5) Trading Days, then the Conversion Price shall be subject to further adjustment (downwards only). The Conversion Price shall thereafter be equal to the lesser of (x) the lowest Market Price for Shares of Common Stock during any of the five
(5) days prior to the date that the Holder submits a Conversion Notice (as defined above) to the Company and (y) the Conversion Price otherwise applicable at such time, in each case subject to further adjustment pursuant hereto and
Section 8."


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                  (v) The first clause of Section 8(b)(ii) which currently reads
"the Market Price for Shares of Common Stock on the Trading Day next preceding such issue or sale," is hereby amended to read "90% of the Market Price for Shares of Common Stock on the Trading Day next preceding such issue or sale."

                  (vi) The Debentures, as modified in accordance with the terms of this Agreement, shall sometimes be referred to in this Agreement as the "AMENDED DEBENTURES".

            (b) Simultaneously with the execution of this Agreement, the Company shall issue to each Investor one or more Amended Debentures (in such denominations, aggregating, as to each Investor, the principal amount (plus accrued interest and unpaid default payments) held by such Investor on the date hereof, in such denominations requested by each such Investor) containing the terms set forth in the Debentures as modified by this Agreement, in the form of
Exhibit 2 hereto.

            (c) The right to convert the Amended Debentures in accordance with the terms thereof (as modified by this Agreement) shall, except in the event that an Investor shall have the right to convert at the Conversion Price specified in Section 5(b)(ii) of the Amended Debentures, terminate upon the closing of a Relevant Sale (as defined in the next sentence). For the purposes hereof, a "RELEVANT SALE" shall mean a Sale of the Company (as defined below) in which (i) immediately following such closing of the Sale of the Company, all or substantially all of the assets of the Company held prior thereto, or all or substantially all of the voting stock of the Company (depending upon the form of the transaction), is held by or on behalf of the acquirer in such transaction;
(ii) the consideration paid by the acquirer is (or would be, but for Section 6 of this Agreement) received by the shareholders of the Company in such transaction; and (iii) such consideration ("RELEVANT SALE CONSIDERATION") consists solely of cash and/or Marketable Securities (as defined in the next sentence). For the purposes hereof, "MARKETABLE Securities" shall mean marketable, free trading shares of common stock of a publicly-traded company that is traded on the NYSE, the American Stock Exchange, the NASDAQ National Market System or the Nasdaq Small-Cap Market and that has a market capitalization of not less than $50,000,000 and a public float of not less than $37,500,000 as measured by the average closing stock price of the publicly-traded company for the twenty (20) Trading Days prior to the Sale of the Company; provided, however, that, if the Relevant Sale Consideration is less than 50% cash, then such $50,000,000 and $37,500,000 threshold amounts shall be increased by multiplying such amounts by a number equal to (x) 1 plus (y) a fraction (A) the numerator of which is the difference between (I) 50% and (II) the percentage of cash in the Relevant Sale Consideration and (B) the denominator of which is 50%. By way of example only, if the shareholders were to receive 25% cash, then the $50,000,000 threshold amount shall be increased to $75,000,000 and the $37,500,000 threshold amount shall be increased to $56,250,000.

            (d) Contemporaneously with the execution of this Agreement, the Debentures shall be delivered by the Investors to the Company in exchange for the Amended Debentures (which Amended Debentures, collectively with this Agreement, the Security Agreement and the Participation Certificates (as defined below), shall be referred to as the "JULY 2001 TRANSACTION Documents"). No service charge shall be made for such transfer or exchange.


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            (e) Immediately upon the occurrence of the exchange referred to in
Section 2(d) above, and without further action on the part of the Company or the Investors, the Debentures shall be deemed cancelled, and all references to the "DEBENTURES" contained in any of the New Transaction Documents or the July 2001 Transaction Documents shall hereinafter be deemed to refer to the "AMENDED DEBENTURES".

            (f) The Company acknowledges that it will recognize that all of the Amended Debentures have a Rule 144 holding period under the Securities Act that commenced on June 5, 2000 for all purposes and further acknowledges that the Company will act in accordance with that position.

      3. REGISTRATION RIGHTS.

            (a) All shares received and issuable upon conversion of the Amended Debentures shall be considered Registrable Securities for the purpose of the Registration Rights Agreement and are registered pursuant to the Company's Registration Statement (No. 333-54420) that covers the disposition of Registrable Securities issuable pursuant to the New Transaction Documents. To the extent required to accomplish the foregoing, within ten (10) Trading Days from the day hereof, the Company shall deliver to the Investors and file with the SEC a prospectus supplement to the Registration Statement in accordance with the rules and regulations under the Securities Act. Any such prospectus supplement shall be submitted to the Investors at least two (2) Trading Days prior to its filing for review and shall be subject to the Investors' prior approval.

            (b) The Company hereby represents that, upon the filing of the prospectus supplement referred to in Section 3(a) above, the Company shall have sufficient shares registered under the Company's Registration Statement (No. 333-54420) to cover the disposition of Registerable Securities issuable pursuant to the conversion of the Amended Debentures if such conversion took place immediately following the execution of this Agreement.

            (c) (i) (i) Notwithstanding anything to the contrary, for the purpose of Section 2(b)(ii) of the Registration Rights Agreement only, (A) "Approved Markets" shall hereinafter mean any of the Nasdaq National Market System, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Small Capitalization Market and the Nasdaq Bulletin Board and (B) references in
Section 2(b)(ii)(A) to being "listed with" the Approved Market shall hereinafter be deemed to include being "quoted on" the Nasdaq Small Capitalization Market or the Nasdaq Bulletin Board, and references in Section 2(b)(ii)(B) to being "delisted from" the Approved Market shall hereinafter be deemed to include a "halt from trading and/or quotation on" the Nasdaq Small Capitalization Market or the Nasdaq Bulletin Board and not immediately thereafter being listed or quoted on another Approved Market.

                  (ii) Section 2(f) of the Registration Rights Agreement is hereby amended to read as follows:

                        "The Company shall file a Registration Statement with respect to any Registrable Securities not included in the initial Registration Statement within ten (10) business days of the date that there are Registrable Securities not included in such initial

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Registration Statement (the "TRIGGERING DATE"). The Company shall use its best efforts to (i) cause any such additional Registration Statement, when filed, to become effective under the Securities Act within ninety (90) days of the Triggering Date, and (ii) keep such additional Registration Statement effective during the period described in Section 5 below. All of the registration rights and remedies under this Agreement shall apply to the registration of such new Registrable Securities, including without limitation the provisions providing for Default Payments and Premium Redemption Price contained herein, except that for the purpose of this Section 2(f) references to April 11, 2001 shall be deemed to refer to the ninetieth (90th) day following the Triggering Date and references to June 11, 2001 shall be deemed to refer to the ninetieth (90th) day following the Triggering Date."

                  (iii) Notwithstanding anything to the contrary in the Registration Rights Agreement, notices to the Company shall be sent to the Company as provided in the Purchase Agreement.

                  (iv) All references to the Registration Rights Agreement contained in any of the New Transaction Documents of the July 2001 Transaction Documents shall hereinafter be deemed to refer to the Registration Rights Agreement as hereby amended.

      4. PURCHASE AGREEMENT.

            (a) Section 3.6(A)(b)(x), Section 3.6(A)(b)(y) and Section 3.6(A)(b)(z) of the Purchase Agreement are hereby deleted.

            (b) Section 3.17 of the Purchase Agreement is hereby deleted.

            (c) Notwithstanding anything to the contrary in the Purchase Agreement, notices to the Company shall be sent to the addresses set forth in the Security Agreement.

            (d) All references to the Purchase Agreement contained in any of the New Transaction Documents of the July 2001 Transaction Documents shall hereinafter be deemed to refer to the Purchase Agreement as hereby amended.

            (e) The Company covenants that as long as any Amended Debenture or Participation Certificate is outstanding: (i) the Company will not, either directly or indirectly, sell or otherwise issue (other than (x) issuances or sales of securities pursuant to employee or director option plans of the Company approved by shareholders or up to 75,000 shares pursuant to contracts currently in effect and disclosed to the Investors, (y) arrangements with the Investors and (z) without the Investors' consent, the issuances or sales of securities in connection with strategic acquisitions of other entities by the Company which engage in businesses related or complementary to the Company's business and that are not essentially capital raising transactions on behalf of the Company) in the aggregate more than 4,068,000 shares of Common Stock (subject to adjustment for stock splits and reverse splits) to any third parties in the aggregate; and
(ii) at no time shall the Company issue any shares of Common Stock at an effective Per Share Selling Price (as defined in the Amended Debentures) equal to less than a 20% discount of the average of the daily VWAP (as defined in the Amended Debentures) for the 20 Trading Days immediately preceding the date of such issuance. For purposes of the restriction set forth in Section 4(e)(i) above, in the case of the issuance of any convertible


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securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock ("DERIVATIVE SECURITIES"), the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Derivative Securities shall be deemed to be issued. With respect to Derivative Securities, for purposes of the restriction set forth in Section 4(e)(ii) above, the Per Share Selling Price shall be equal to the lowest price at which shares of Common Stock may be issued on conversion, exercise or exchange of the Derivative Securities as of the issuance date of such Derivative Securities or any subsequent date, whichever results in the lower Per Share Selling Price. If such lowest price may change after issuance of the Derivative Securities (for example, by reason of adjustments or resets resulting from changes in the Market Price for shares of the Common Stock, or for any other reason) then this restriction shall be recomputed to reflect such new "lowest price."

      5. WARRANTS. Contemporaneously with the execution of this Agreement, all outstanding Warrants held by the Investors shall be automatically, and without further action on the part of the Company or the Investors, cancelled, for no additional consideration. Prior to or contemporaneously with the execution of this Agreement, each Investor agrees to deliver to the Company all of its outstanding Warrants (or an affidavit of lost certificate) for cancellation.

      6. SALE OF THE COMPANY.

            (a) The Company agrees to use its best efforts to (i) immediately enter into negotiations with one or more third parties and (ii) try to reach an agreement with such third parties pursuant to which there will occur a Relevant Sale (as defined above).

            (b) In the event of one or more Sales of the Company which occur on or before the earlier of the Last Sale Date (as defined below) and the date of a Relevant Sale, the Company shall be obligated to pay, or cause to be paid, to the Investors a percentage of all consideration paid and payable, directly or indirectly, by or on behalf of the acquirer to the Company, its subsidiaries, its shareholders, its affiliates or any other person on behalf of the Company (each a "PAYEE"), in accordance with the schedule set forth in Section 6(c) below. Such payments shall be applied, as to each Investor, first, to redeem the Outstanding Principal Amount of each Investor's Amended Debentures at a cash redemption price equal to 100% of the Outstanding Principal Amount (plus all accrued but unpaid interest and default payments (not previously added to principal)) being redeemed. After all of an Investor's Amended Debentures have been redeemed and/or converted in full, such Investor shall continue to be entitled to receive the percentages of consideration set forth in Section 6(c) resulting from each Sale of the Company, up to and including the first Relevant Sale (as defined in Section 2(c) above) which occurs on or before the later of
(i) June 5, 2003 and (ii) the eighteen month anniversary of the first date upon which there are no longer any Amended Debentures outstanding (the "LAST SALE DATE"). For the avoidance of doubt, consideration paid and/or payable, directly or indirectly, by or on behalf of the acquirer after the Last Sale Date and/or the date of a Relevant Sale with respect to a Sale of the Company which occurred prior to the earlier of the Last Sale Date and the date of a Relevant Sale are covered by this Section 6. After an Investor's Amended Debentures have been redeemed and/or converted in full, payments to be made to such Investor pursuant to this Section 6(b) shall be made in accordance with the Participation Certificates to be delivered by the Company to each Investor contemporaneously herewith, the form of which is attached hereto as Exhibit 3 (the "PARTICIPATION CERTIFICATES").


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            A "SALE OF THE COMPANY" shall mean (i) a Change in Control
Transaction (as defined in the Amended Debentures) or (ii) a sale or transfer (in a single transaction or a series of transactions) of all or substantially all of the Company's assets either by the Company or any one or more subsidiaries thereof, provided that the Company is not subject to bankruptcy proceedings at any time from the date of the announcement of such sale through the closing date thereof.

            (c) In the case of any Sale of the Company which occurs on or before the earlier of the Last Sale Date or the date of a Relevant Sale, the following schedule shall govern.

                  (i) 100% of the consideration payable by or on behalf of the acquirer in the Sale of the Company, up to $10,000,000, shall be paid to the Investors;

                  (ii) 60% of the consideration between $10,000,000 and $30,000,000 shall be paid to the Investors;

                  (iii) 20% of the consideration between $30,000,000 and $50,000,000 shall be paid to the Investors; and

                  (iv) 10% of the consideration above $50,000,000 shall be paid to the Investors.

            For the avoidance of doubt, in a case where an initial Sale of the Company resulted in consideration of $10,000,000, then, with respect to the next Sale of the Company, the schedule would commence with paragraph (ii) above of this Section 6(c).

            (d) Any payments made to the Investors pursuant to this Section 6 shall occur, unless otherwise agreed to in writing by the Company and the Investors, on the same date or dates as consideration is (or would be, but for Section 6(c) above) first given to any Payee (the Company shall notify in writing each Investor of such date at least twenty (20) Trading Days prior thereto) (the "PAYMENT DATE"). On the Payment Date, if such payment is on account of the redemption of an Investor's Amended Debentures, such Investor shall (if such Amended Debenture is being redeemed in full) surrender the Amended Debentures being redeemed to the Company and the Company shall redeem, or cause to be redeemed, in cash the full Outstanding Principal Amount (plus all accrued but unpaid interest and default payments (not previously added to principal)). Unless otherwise agreed to in writing, any such payment shall occur at the office of the Investors' counsel on the Payment Date. To the extent that the schedule set forth in Section 6(c) does not result in the redemption in full of the Amended Debentures following a Sale of the Company, then the remaining Amended Debentures shall remain outstanding (subject to subsequent Sales of the Company ), in full force and effect and secured pursuant to the terms of the Security Agreement.

            (e) If, subsequent to the date hereof and prior to the date of a Sale of the Company, the Amended Debentures are converted into shares of Common Stock in accordance with the terms of this Agreement and the Amended Debentures, then there shall be a pro rata reduction in the dollar amounts set forth in the schedule contained in Section 6(c) above. For the avoidance of doubt, if 50% of the Amended Debentures are so converted, then paragraph (i) of Section 6(c) would provide for 100% of the consideration up to $5 million; paragraph (ii) would provide for 60% of the consideration between $5 million and $15 million; and so on.


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            (f) Amended Debentures shall be redeemed and consideration shall be allocated among the Investors in proportion to the amount of Amended Debentures owned by the Investors at the time of a Sale of the Company. In the event that no Amended Debentures remain outstanding, consideration shall be allocated among the Investors pursuant to the Participation Certificates in proportion to the amount of Amended Debentures owned by the Investors as of the date hereof.

            (g) If the consideration paid in connection with the Sale of the Company is not cash, then each Investor, as to itself must approve the consideration before it may be applied to redeem the Amended Debentures. If the consideration is part cash and part securities, the Investors may elect to have the Amended Debentures redeemed to the extent of the cash consideration only, or may have their Amended Debentures redeemed based upon the amount of the cash plus the value of the other consideration. If the consideration consist solely of securities or other non-cash consideration, then the Investors may elect to have their Amended Debentures redeemed to the extent provided in the schedule contained in Section 6(c) or in such lesser amount as they may elect. In the event that no Amended Debentures remain outstanding, consideration shall be paid to the Investors in accordance with this Agreement and the Participation Certificates. Consideration not consisting of cash but consisting of marketable securities shall be valued at the lower of (i) the average of the closing price of such security on its principal market during the twenty (20) Trading Days immediately following the public announcement of the Sale of the Company or (ii) the average of the closing price of the securities on the principal market during the twenty (20) Trading Days immediately preceding the Sale of the Company.

            (h) If the consideration consists in whole or in part of non-cash consideration, then the consideration paid to the Investors, assuming that they agree to accept non-cash consideration, shall consist of the same proportions of cash and non-cash consideration as is (or would be but for Section 6(c) above) received by the Payees in connection with such Sale of the Company. In the event that two or more Payees receive different proportions of cash and non-cash consideration, each Investor shall be entitled to select which of such proportions shall apply to such Investor.

            (i) The Company shall give the Investors not less than thirty (30) days' notice of the effective date of each Sale of the Company which is to occur on or before the Last Sale Date. To the extent applicable, following the receipt of such notice, if a portion of the consideration is to consist of non-cash consideration, the Investors shall be entitled, up to the business day immediately preceding the effective date of the Sale of the Company, to make their election to have their Amended Debentures redeemed in consideration for the non-cash assets. Each Investor shall be entitled to make its election with respect to its Amended Debentures separately from the election made by any other Investor. In addition, Amended Debentures may be converted up to closing of the applicable redemptions.

            (j) Nothing contained in this Section shall be deemed to reduce or limit the rights and remedies available to the Investors in the case of an Event of Default under the Amended Debentures.

      7. REPLACEMENT OF THE BOARD.


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            (a) For the purpose of this Section 6, "REPLACEMENT OF THE BOARD"
shall mean (i) a replacement of more than one-half of the members of the Company's Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date hereof, or (ii) Danny E. Stroud ceases for any reason to serve as Chief Executive Officer or as a member of the Company's Board of Directors.

            (b) For so long as any Amended Debentures remain outstanding or any Participation Certificate is still in effect, in the event of a Replacement of the Board, the Company shall reconstitute its Board of Directors such that two persons designated by the Majority-in-Interest (as defined in Section 7(f) below) shall replace two members of the then-existing Board as members of the Board. However, if necessary to avoid the obligation to file disclosure documents under Rule 14f-1 under the Exchange Act with respect to the Majority-in-Interest, in the event that there have been additional departures from the Board at the time of reconstitution of the Board, the Majority-in-Interest may (but shall not be obligated to) opt to reduce the number of its designees.

            (c) Thereafter, for so long as any of the Amended Debentures remain outstanding or any Participation Certificates are still in effect, if one of the members of the Board of Directors designated by the Majority-in-Interest to be added to the Company's Board of Directors resigns, dies or becomes incapacitated, the Company shall within one week fill such vacancy with a person selected or approved by the Majority-in-Interest.

            (d) The Company covenants not to increase the size of its Board of Directors above 5 directors without the prior approval of the Majority-in-Interest or in order to meet its obligations under Section 7(e) below.

            (e) If (i) the Company fails for any reason to take all actions required of it pursuant to Section 7(b) and (c) above (whether by designating the Majority-in-Interest's selections to vacancies (created through resignations, removals or by increasing the size of the Board), designating the Majority-in-Interest's selections as the Company's candidates at the Company's annual meeting or otherwise) or (ii) the stockholders of the Company shall not have voted in favor of the selections of the Majority-in-Interest at the next meeting of stockholders at which directors are elected and the Majority-in-Interest's selections are not otherwise appointed to serve on the Board of Directors, then (x) an Event of Default under the Amended Debentures and (y) a default under the Participation Certificates shall each be deemed to have occurred and the Investors shall have all rights and remedies associated therewith.

            (f) For the purpose hereof, "Majority-in-Interest" means the Investors holding a majority of the Amended Debentures outstanding at the time of a Replacement of the Board. In the event that no Amended Debentures remain outstanding, "Majority-in-Interest" shall mean Halifax Fund, L.P.

      8. PRESS RELEASE AND FORM 8-K. Immediately following the execution of this Agreement by all of the parties, the Company shall issue a press release in the form of Exhibit 4 hereto. If the Company fails to issue the press release within two (2) Trading Days following the date hereof, the Investors may issue a press release covering the July 2001 Transaction Documents and complying with any legal requirement applicable to the Investors. In addition, as


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soon as practical after the issuance of the press release, the Company shall file a Form 8-K with the SEC which discloses the transactions contemplated by the July 2001 Transaction Documents. The Investors shall have the opportunity to review such Form 8-K prior to its filing.

      9. EVENT OF DEFAULT. Section 18 of the Debentures is hereby amended to add the following as additional Events of Default (as defined in the Amended Debentures) under the Amended Debentures:

            (a) the Company shall be in default under any of the July 2001 Transaction Documents (including, without limitation, breach of any of the representations, warranties or covenants contained therein), and such default continues beyond the applicable cure period provided therefor (if any);

            (b) the Company and/or one or more of its affiliates shall be in default of any of its indebtedness or other obligations (including, without limitation, obligations consisting of one or more covenants or agreements) currently owed, or owing in the future, by the Company and/or any of its affiliates to one or more Lenders (as defined in the Security Agreement and expressly including their successors and/or assigns), and such default continues beyond the applicable cure period provided therefor (if any), other than an Event of Default solely arising under Section 8.1(8) or 8.1(14) of the Revolving Credit Agreement as defined in the Security Agreement;

            (c) the Company and/or one or more of its affiliates shall be in default of any indebtedness or other obligation currently owed, or owing in the future, by the Company and/or any of its affiliates provided that such obligation involves an amount equal to or greater than $100,000, and such default continues beyond the applicable cure period provided therefor (if any).


      10. DUE AUTHORIZATION. The Company hereby represents and warrants to each of the Investors as of the date hereof that the Company has all requisite corporate power and authority to enter into and perform this Agreement and the other July 2001 Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents and warrants that this Agreement and the other July 2001 Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

      11. INDEMNITY. The Company shall indemnify each of the Investors against any loss, cost or damages (including reasonable attorney's fees and expenses but excluding consequential damages) incurred as a result of the Company's breach of any representation, warranty, covenant or agreement contained in any July 2001 Transaction Document or incurred as a result of the enforcement of this indemnity.

      12. EXPENSES. The Company shall pay in immediately available funds, all reasonable expenses (including, without limitation, UCC filing fees and reasonable attorneys' fees and expenses of the Investors' Counsel) not to exceed $175,000 incurred by the Investors in connection with the preparation, negotiation, execution and delivery of the July 2001 Transaction Documents and the related agreements and documents and the transactions contemplated hereunder and thereunder. Contemporaneously with the execution of this Agreement, the Company shall pay the amount estimated to be due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same. In the event such amount is ultimately greater than the actual fees and expenses, such excess shall promptly be returned to the Company.

      13. CLOSING DOCUMENTS. Prior to or contemporaneously with the execution and delivery of this Agreement, the Company shall deliver each of the Closing Documents (as defined below) to the Investors. The obligations of each Investor hereunder are subject to the Investors' receipt of such Closing Documents. The requirement that the Investors receive the Closing Documents is for each Investor's benefit and may be waived by each Investor at any time in writing in its sole discretion. "CLOSING DOCUMENTS" means (v) an opinion of independent counsel of the Company, in the form annexed hereto as Exhibit 5(a); (w) an executed copy of the officer's certificate in the form attached hereto as
Exhibit 5(b); (x) the Amended Debentures issued by the Company in accordance with this Agreement; (y) the Security Agreement executed by the Company; and (z) the Participation Certificates issued by the Company in accordance with this Agreement.

      14. MISCELLANEOUS.

            (a) Section 6 (other than Section 6.3 and Section 6.4) of the Purchase Agreement is hereby incorporated herein by reference with such changes as may be necessary mutatis mutandis to conform with this Agreement.

            (b) All other provisions of the New Transaction Documents shall be deemed to be changed mutatis mutandis to conform to the changes contemplated herein.

            (c) Except as set forth above, the New Transaction Documents and the terms thereof shall remain unmodified and in full force and effect.

            (d) In the event of any inconsistency or conflict between this Agreement and the New Transaction Documents, the terms, provisions and conditions of this Agreement shall govern and control.

            (e) The Company hereby represents that all of the Company's representations and warranties contained in the New Transaction Documents were true and correct as of June 5, 2000 and, except as set forth on Schedule 1 hereto, are true and correct as of the date hereof (except for representations and warranties made as of an earlier date, which shall be true and correct as of such date).

            (f) The Company hereby represents that it has performed all agreements and satisfied all conditions required to be performed or satisfied prior to the date hereof by the July 2001 Transaction Documents when and as required.

            (g) The Company hereby acknowledges and agrees that it has no pending claims against any of the Investors and hereby releases, acquits and forever discharges each of the Investors from any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which the Company ever had, now has or may have against any Investor on or by reason of any matter, cause or thing whatsoever through the date hereof (immediately prior to the execution of this Agreement and the other July 2001 Transaction Documents).

            (h) Each of the Investors hereby acknowledges and agrees that, to its knowledge, it has no pending claims against the Company arising under the New Transaction Documents and hereby releases, acquits and forever discharges the Company from any and all actions, causes of action, claims, demands, damages, judgments, debts, dues and suits of every kind, nature and description whatsoever, which such Investor, as the case may be, ever had, now has or may have against the Company from breaches of representations and warranties and breaches of covenants arising under the New Transaction Documents through the date hereof (immediately prior to the earlier of the execution of this Agreement or the execution of any of the other July 2001 Transaction Documents).

            (i) The Company hereby represents that no Event of Default (as defined in the Amended Debentures) has occurred, is likely to occur or (except to the extent resulting from the entry of judgment in pending litigation disclosed in the Pre-Closing SEC Documents) is threatened, and no event has occurred which constitutes or would constitute an Event of Default with notice or the passage of time or both, as of the date hereof.

            (j) This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the executing party with the same force and effect as if such facsimile signature page were an original thereof.

            (k) Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees but excluding consequential damages) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement; or incurred as a result of the enforcement of this indemnity.

            (l) This Amendment Agreement, the other July 2001 Transaction Documents, the other New Transaction Documents and the agreements and other documents referred to herein and therein constitute the full and entire understanding and agreement of the parties with respect to the matters covered hereby and thereby, supercedes any prior understanding, memoranda or other written or oral agreements between or among any of them respecting the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

            (m) Notices to the parties hereto shall be sent to the addresses set forth in the Security Agreement.


                       *** Signatures on the next page ***

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN:

COMPANY:

APPLIEDTHEORY CORPORATION


By:   /s/ Danny Stroud
      --------------------------------------------
      Name:  Danny Stroud
      Title:    President

INVESTORS:

HALIFAX FUND, L.P.
By: The Palladin Group, L.P., as Attorney-in-Fact


      By:   /s/ Maurice Hryshko
           ---------------------------------------
            Name: Maurice Hryshko
            Title: Counsel

PALLADIN PARTNERS I, L.P.
By: The Palladin Group, L.P., as Attorney-in-Fact


      By:   /s/ Maurice Hryshko
           ---------------------------------------
            Name: Maurice Hryshko
            Title: Counsel

PALLADIN OVERSEAS FUND LTD.
By: The Palladin Group, L.P., as Attorney-in-Fact


      By:   /s/ Maurice Hryshko
           ---------------------------------------
            Name: Maurice Hryshko
            Title: Counsel

DeAM CONVERTIBLE ARBITRAGE FUND, LTD.
By: The Palladin Group, L.P., as Attorney-in-Fact


      By:   /s/ Maurice Hryshko
           ---------------------------------------
            Name: Maurice Hryshko
            Title: Counsel


                     [SIGNATURE PAGE TO AMENDMENT AGREEMENT]

                    *** Signatures continue on next page ***

LANCER SECURITIES (CAYMAN) LTD.
By: The Palladin Group, L.P., as Attorney-in-Fact


      By:   /s/ Maurice Hryshko
           ---------------------------------------
            Name: Maurice Hryshko
            Title: Counsel

ELLIOTT ASSOCIATES, L.P.


By:   /s/ Paul E. Singer
      ---------------------------------------------
      Name:  Paul E. Singer
      Title:  General Partner


ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc., as Attorney-in-Fact


      By:   /s/ Paul E. Singer
           ---------------------------------------
            Name:  Paul E. Singer, President






                     [SIGNATURE PAGE TO AMENDMENT AGREEMENT]